EXHIBIT 99

HARBOR FLORIDA BANCSHARES, INC. ANNOUNCES SECOND QUARTER EARNINGS INCREASE

FOR IMMEDIATE RELEASE: APRIL 19, 2006

          (Fort Pierce, FL) Harbor Florida Bancshares, Inc. (“the Company”) (NASDAQ-HARB), the holding company for Harbor Federal Savings Bank (“the Bank”), announced that diluted earnings per share for its second fiscal quarter ended March 31, 2006 increased 8.2% to 53 cents per share on net income of $12.4 million, compared to 49 cents per share on net income of $11.5 million for the same period last year.  Diluted earnings per share for the six months ended March 31, 2006 increased 8.3% to $1.04 per share on net income of $24.4 million, compared to 96 cents per share on net income of $22.2 million for the same period last year.  The increases for both the quarter and fiscal year to date were due primarily to increased net interest income, resulting from an increase in average interest-earning assets due primarily to originations of loans. This growth was funded primarily with deposits, FHLB advances and repayments of mortgage-backed securities. The increases in net interest income were supplemented by increased other income and partially offset by increased other expense for both periods.

          The Company also announced today that its Board of Directors declared a quarterly dividend of 27.5 cents per share for the quarter ending March 31, 2006.  The dividend is payable May 19, 2006 to shareholders of record as of May 1, 2006.

FINANCIAL CONDITION

          Total assets increased to $3.214 billion at March 31, 2006, from $3.012 billion at September 30, 2005.  Total net loans increased to $2.497 billion at March 31, 2006, from $2.276 billion at September 30, 2005.  Total deposits increased to $2.211 billion at March 31, 2006, from $2.056 billion at September 30, 2005.

          For the six month period ended March 31, 2006, total net loans increased 9.7% due primarily to net increases of $134.8 million in residential one-to-four family mortgage loans, $42.6 million in land loans, $12.8 million in nonresidential mortgage loans, $10.2 million in multifamily loans, and $20.5 million in consumer loans.  These increases were a result of increased expansion and growth in the Bank’s primary markets.  Loan originations, while strong in all markets, declined from the historically high levels of the past year.  As a result, total loan originations for the six months ended March 31, 2006 were 8.3% lower than originations for the same period in 2005.  This decrease was due to a combination of higher interest rates, a decline in storm related reconstruction, and somewhat lower consumer demand.

          Deposits increased 7.5% to $2.211 billion from $2.056 billion at September 30, 2005 due to an increase of $159.9 million in certificate accounts partially offset by a net decrease of $5.5 million in core deposits (transaction and savings accounts).  The Company has used selective programs to attract additional certificate accounts as a longer term, fixed-rate funding source to offset anticipated increases in rates.  Certificate account growth also reflected customers’ increased preference for longer-term deposit products in a higher interest rate environment.  The Company continues to emphasize growth in transaction accounts.

RESULTS OF OPERATIONS

          Net interest income increased 8.1% to $29.3 million for the quarter ended March 31, 2006, from $27.1 million for the quarter ended March 31, 2005.  This increase was primarily a result of a 10.7% increase in average interest-earning assets over the comparable period in 2005. Average total loans increased by $451.2 million or 22.4%, reflecting continued strong loan originations as a result of expansion and growth in the Bank’s primary markets. The average balance of deposits and FHLB advances increased $174.3 million and $89.3 million, respectively.  The average balance of mortgage-backed securities and investment securities decreased $103.4 million and $43.7 million, respectively.  The average balance of core deposits decreased to 46.7% of total average deposits from 55.4% for the same quarter last year, reflecting the increased demand for certificate accounts and the Company’s programs designed to attract fixed rate deposits.

          Provision for loan losses was $349,000 for the quarter ended March 31, 2006, compared to $538,000 for the quarter ended March 31, 2005.  The provision for the quarter ended March 31, 2006 was principally comprised of a charge of $200,000 due to an increase in the level of classified loans (primarily consumer and residential loans), $138,000 due to increased credit risk resulting from growth in the loan portfolio (primarily residential and consumer loans), and $11,000 in net charge-offs.

          Other income increased to $6.5 million for the quarter ended March 31, 2006, compared to $5.5 million for the quarter ended March 31, 2005.  This increase was due primarily to increases of $631,000 in loan and deposit-related fees and service charges, $182,000 insurance commission and fees and $101,000 in gain on sale of mortgage loans.  The increase in fees and service charges was primarily due to growth in transaction accounts.  The increase in insurance commission and fees was due to fees from sale of insurance products.  The increase in gain on sale of mortgage loans was primarily due to the value assigned to mortgage servicing rights on loans sold during the quarter ended March 31, 2006.

          Other expense increased to $15.0 million for the quarter ended March 31, 2006, from $13.3 million for the quarter ended March 31, 2005.  This increase was due primarily to increases of $721,000 in compensation and benefits, $479,000 in occupancy, $180,000 in data processing services, $180,000 in professional fees and $173,000 in advertising and promotion.  The increase in compensation and benefits was primarily due to additional staff required to support the growth in loans and deposits, a $94,000 increase in pension expense and $106,000 in stock option expense.  The increases in occupancy, data processing services and advertising and promotion were primarily due to growth in loans and deposits and expenses incurred in the opening of new branches.  The increase in professional fees was primarily due to additional audit fees.

          Income tax expense was $8.0 and $7.4 million for the quarters ended March 31, 2006 and 2005.  The effective tax rate was 39.0% for the quarter ended March 31, 2006 and 39.1% for the same period last year.

ASSET QUALITY

          Nonperforming loans increased to $2.9 million at March 31, 2006 from $2.2 million at September 30, 2005.  Net charge-offs for the quarter ended March 31, 2006 were $11,000 compared to $6,000 for the same period last year.  The ratio of the allowance for loan losses to total net loans decreased to .82% as of March 31, 2006, from .91% for the same period last year.  This decrease reflects the Company’s continued history of low net charge-offs and a loan mix high in residential 1-4 family loans.  The allowance for loan losses remains sufficient to cover losses inherent in the loan portfolio.

BRANCH EXPANSION

          During the first fiscal quarter of 2006, Harbor Federal expanded its branch network to include two new branches in Sanford and one new branch in Clermont on State Route 50.  In the second fiscal quarter, Harbor Federal opened new branch facilities for its Virginia Avenue branch in Fort Pierce.  The Bank intends to continue to expand its branch network by opening between three and five additional offices each year for the next several years.

TREASURY STOCK REPURCHASES

          Harbor Florida Bancshares, Inc.’s Board of Directors approved on October 13, 2005 an extension of the Company’s stock repurchase plan to October 13, 2006, permitting the Company to acquire up to 1,200,000 shares of its common stock, subject to market conditions.  The Company has repurchased 465,200 shares under the current stock repurchase program.  As of March 31, 2006, the Company has a total of 8,031,402 shares held as treasury stock.

          Harbor Federal is located in Fort Pierce, Florida and has 40 offices located in an eight-county area of East Central Florida.  Harbor Florida Bancshares, Inc. common stock trades on the NASDAQ National Market under the symbol HARB.

          Financial highlights for Harbor Florida Bancshares, Inc. are attached.

CONTACT: Michael J. Brown, Sr., President, (772) 460-7000; H. Michael Callahan, CFO, (772) 460-7009; or Toni Santiuste, Investor Relations, (772) 460-7002; http://www.harborfederal.com.

HARBOR FLORIDA BANCSHARES, INC.

	March 31, 2006	September 30, 2005

	(In Thousands)
Selected Consolidated Financial Data:
Total assets	$3,213,758	$3,012,185
Loans, gross	2,517,821	2,295,609
Allowance for loan losses	20,532	19,748
Net loans	2,497,289	2,275,861
Loans held for sale	7,936	10,695
Interest-bearing deposits	46,463	23,689
Investment securities	119,173	128,871
Mortgage-backed securities	352,183	388,458
Goodwill	3,591	3,591
Deposits	2,210,762	2,056,307
FHLB advances	640,463	595,473
Stockholders’ equity	338,063	320,511
# of common shares outstanding	24,080	23,977

	Three months ended March 31,		Six months ended March 31,

	2006	2005	2006	2005

	(In Thousands Except per Share Data)
Selected Consolidated Operating Data:
Interest income	$48,485	$39,916	$94,944	$78,246
Interest expense	19,208	12,841	37,168	25,646

Net interest income	29,277	27,075	57,776	52,600
Provision for loan losses	349	538	701	988

Net interest income after provision for loan losses	28,928	26,537	57,075	51,612
Other Income:
Fees and service charges	4,722	4,091	9,300	7,763
Insurance commissions and fees	1,032	850	1,715	1,495
Gain on sale of mortgage loans	665	564	1,542	1,032
(Loss) gain on disposal of premises and equipment	(12)	(8)	(15)	295
Other	69	52	131	107

Total other income	6,476	5,549	12,673	10,692
Other expenses:
Compensation and benefits	8,550	7,828	17,080	15,313
Occupancy	2,356	1,877	4,654	3,672
Other	4,109	3,568	7,833	6,766

Total other expenses	15,015	13,273	29,567	25,751

Income before income taxes	20,389	18,813	40,181	36,553
Income tax expense	7,954	7,358	15,775	14,308

Net income	$12,435	$11,455	$24,406	$22,245

Net income per share:
Basic	$0.54	$0.50	$1.06	$0.98
Diluted	$0.53	$0.49	$1.04	$0.96
Weighted average shares outstanding
Basic	23,081	22,766	23,039	22,725
Diluted	23,480	23,302	23,436	23,259

HARBOR FLORIDA BANCSHARES, INC.

Three months ended March 31,	Six months ended March 31,

2006	2005	2006	2005

Selected Financial Ratios:
Performance Ratios:
Return on average assets (1)	1.61%	1.64%	1.58%	1.60%
Return on average stockholders’ equity (1)	15.20%	15.63%	14.95%	15.22%
Book value per share	$14.04	$12.68	$14.04	$12.68
Net interest rate spread (1)	3.70%	3.85%	3.69%	3.78%
Net interest margin (1)	3.92%	4.01%	3.91%	3.95%
Non-interest expense to average assets (1)	1.95%	1.91%	1.92%	1.85%
Net interest income to non-interest expense (1)	1.93	x	2.02	x	1.95	x	2.04	x
Average interest-earning assets to average interest-bearing liabilities	108.40%	108.26%	108.49%	108.62%
Efficiency ratio (1)	43.28%	41.82%	42.97%	41.60%
Asset Quality Ratios:
Non-performing assets to total assets	0.09%	0.04%	0.09%	0.04%
Allowance for loan losses to total loans	0.82%	0.91%	0.82%	0.91%
Allowance for loan losses to classified loans	356.61%	556.58%	356.61%	556.58%
Allowance for loan losses to non-performing loans	718.51%	1,504.25%	718.51%	1,504.25%
Capital Ratios:
Average shareholders’ equity to average assets	10.62%	10.53%	10.58%	10.52%
Shareholders’ equity to assets at period end	10.52%	10.39%	10.52%	10.39%

(1) Ratio is annualized.

	Three months ended March 31,		Six months ended March 31,

	2006	2005	2006	2005

	(In Thousands)
Selected Average Balances:
Total assets	$3,125,199	$2,824,365	$3,095,583	$2,786,560
Interest earning assets	2,995,963	2,707,407	2,967,203	2,672,545
Gross loans	2,463,261	2,012,043	2,405,004	1,968,247
Stockholders’ equity	331,783	297,274	327,442	293,200
Deposits	2,123,089	1,948,772	2,098,206	1,907,367
Asset Quality:
Nonaccrual loans	2,858	1,251	2,858	1,251
Net loan charge-offs (recoveries)	11	(38)	(83)	(32)
Loan Originations:
Residential	$170,915	$212,299	$381,949	$395,016
Commercial Real Estate	63,823	98,847	109,225	140,022
Consumer	40,077	44,878	85,252	85,147
Commercial Business	9,984	17,514	20,204	30,534

Total loan originations	$284,799	$373,538	$596,630	$650,719

Loan Sales:	$28,405	$20,462	$61,574	$41,857

HARBOR FLORIDA BANCSHARES, INC.

	For the three months ended

	Mar. 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	Mar. 31, 2005

	(In Thousands Except Per Share Data)
Selected Consolidated Operating Data:
Interest income	$48,485	$46,458	$44,158	$42,481	$39,916
Interest expense	19,208	17,959	15,971	14,447	12,841

Net interest income	29,277	28,499	28,187	28,034	27,075
Provision for loan losses	349	352	464	463	538

Net interest income after provision for loan losses	28,928	28,147	27,723	27,571	26,537
Other Income:
Fees and service charges	4,722	4,578	4,639	4,315	4,091
Insurance commissions and fees	1,032	683	843	899	850
Gain on sale of mortgage loans	665	877	656	601	564
(Loss) gain on disposal of premises and equipment	(12)	(3)	476	29	(8)
Gain on sale of debt securities	—	—	—	41	—
Other	69	62	76	171	52

Total other income	6,476	6,197	6,690	6,056	5,549
Other expenses:
Compensation and benefits	8,550	8,530	8,330	8,130	7,828
Occupancy	2,356	2,298	2,187	1,964	1,877
Data processing services	1,146	1,060	1,098	930	966
Advertising and promotion	647	453	650	455	474
Professional fees	470	339	431	770	290
Other	1,846	1,872	1,965	1,738	1,838

Total other expenses	15,015	14,552	14,661	13,987	13,273

Income before income taxes	20,389	19,792	19,752	19,640	18,813
Income tax expense	7,954	7,821	7,740	7,701	7,358

Net income	$12,435	$11,971	$12,012	$11,939	$11,455

Net income per share:
Basic	$0.54	$0.52	$0.52	$0.52	$0.50
Diluted	$0.53	$0.51	$0.51	$0.51	$0.49

HARBOR FLORIDA BANCSHARES, INC.

	Three months ended March 31,

	2006			2005

	Average Balance	Interest & Dividend	Yield/ Rate	Average Balance	Interest & Dividend	Yield/ Rate

	(Dollars in Thousands)
Analysis of Net Interest Income:
Assets:
Interest-earning assets :
Interest-bearing deposits	$27,443	$299	4.36%	$42,969	$248	2.31%
Investment securities	145,558	1,285	3.55	189,305	1,350	2.86
Mortgage-backed securities	359,701	3,432	3.82	463,090	4,442	3.84
Mortgage loans	2,110,170	36,687	6.98	1,719,127	28,679	6.69
Other loans	353,091	6,782	7.79	292,916	5,197	7.20

Total interest-earning assets	2,995,963	48,485	6.50	2,707,407	39,916	5.92

Total noninterest-earning assets	129,236			116,958

Total assets	3,125,199			2,824,365

Liabilities and Stockholders’ Equity:
Interest-bearing liabilities
Deposits:
Transaction accounts	$779,497	$1,584	0.82%	$857,918	$1,072	0.51%
Savings	192,037	362	0.76	199,859	139	0.28
Official checks	20,103	0	0	21,807	0	0
Certificate accounts	1,131,452	10,374	3.72	869,188	5,657	2.64

Total deposits	2,123,089	12,320	2.35	1,948,772	6,868	1.43
FHLB advances	640,820	6,888	4.30	551,541	5,967	4.33
Other borrowings	0	0	0.00	488	6	4.60

Total interest-bearing liabilities	2,763,909	19,208	2.80	2,500,801	12,841	2.07

Noninterest-bearing liabilities	29,507			26,290

Total liabilities	2,793,416			2,527,091
Stockholders’ equity	331,783			297,274

Total liabilities and stockholders’ equity	$3,125,199			$2,824,365

Net interest income/interest rate spread		$29,277	3.70%		$27,075	3.85%

Net interest-earning assets/net interest margin	$232,054		3.92%	$206,606		4.01%

Interest-earning assets to interest-bearing liabilities			108.40%			108.26%

HARBOR FLORIDA BANCSHARES, INC.

	Six months ended March 31,

	2006			2005

	Average Balance	Interest & Dividend	Yield/ Rate	Average Balance	Interest & Dividend	Yield/ Rate

	(Dollars in Thousands)
Analysis of Net Interest Income:
Assets:
Interest-earning assets :
Interest-bearing deposits	$45,222	$930	4.07%	$62,204	$645	2.05%
Investment securities	148,178	2,491	3.37	177,030	2,410	2.72
Mortgage-backed securities	368,799	7,021	3.81	465,064	8,935	3.84
Mortgage loans	2,058,798	71,202	6.92	1,681,659	56,145	6.68
Other loans	346,206	13,300	7.70	286,588	10,111	7.08

Total interest-earning assets	2,967,203	94,944	6.40	2,672,545	78,246	5.86

Total noninterest-earning assets	128,380			114,015

Total assets	3,095,583			2,786,560

Liabilities and Stockholders’ Equity:
Interest-bearing liabilities
Deposits:
Transaction accounts	$806,645	$3,392	0.84%	$834,214	$2,124	0.51%
Savings	192,040	681	0.71	192,350	267	0.28
Official checks	23,127	0	0	21,841	0	0
Certificate accounts	1,076,394	19,163	3.57	858,962	11,124	2.60

Total deposits	2,098,206	23,236	2.22	1,907,367	13,515	1.42
FHLB advances	636,814	13,932	4.33	552,498	12,115	4.34
Other borrowings	0	0	0.00	555	16	6.24

Total interest-bearing liabilities	2,735,020	37,168	2.71	2,460,420	25,646	2.08

Noninterest-bearing liabilities	33,121			32,940

Total liabilities	2,768,141			2,493,360
Stockholders’ equity	327,442			293,200

Total liabilities and stockholders’ equity	$3,095,583			$2,786,560

Net interest income/interest rate spread		$57,776	3.69%		$52,600	3.78%

Net interest-earning assets/net interest margin	$232,184		3.91%	$212,126		3.95%

Interest-earning assets to interest-bearing liabilities			108.49%			108.62%